SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 18, 2001



                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




           Maryland                   001-15319                 04-3445278
 (State or other jurisdiction        (Commission             (I.R.S. employer
      of incorporation)              file number)         identification number)




  400 Centre Street, Newton, Massachusetts                          02458
  (Address of principal executive offices)                        (Zip code)




        Registrant's telephone number, including area code: 617-796-8350

Item 5.  Other Events

         A. Sale of Trust Preferred Securities. On June 18, 2001, we priced an underwritten public offering of one million 10.125% Trust Preferred Securities (the "Trust Preferred Securities") of our subsidiary, SNH Capital Trust I (the "Trust"). Each Trust Preferred Security has a liquidation amount of $25, which was also the public offering price. The Trust Preferred Securities, along with common securities which the Trust is issuing to us or one of our subsidiaries, will represent the beneficial interest in the assets of the Trust. Distributions on the Trust Preferred Securities will be payable quarterly, beginning on September 15, 2001, at the rate of 10.125% of the stated liquidation amount per year, or approximately $2.53 per Trust Preferred Security per year. We have also granted to the underwriters an option to purchase an additional 150,000 Trust Preferred Securities from the Trust at the public offering price within 30 days from June 18, 2001 to cover overallotments.

         The Trust will invest the proceeds of the offering and of its issuance of common securities to us in $25,773,200 of our Junior Subordinated Debentures (the "Junior Subordinated Debentures"). If the overallotment option is exercised in full, the Trust will invest the proceeds of the additional Trust Preferred Securities and of additional common securities in an additional $3,866,000 of Junior Subordinated Debentures. We expect to use the net proceeds of the offering of the Trust Preferred Securities, after our payment of underwriting commissions and other expenses in connection with the offering and the issuance of the Junior Subordinated Debentures, to repay outstanding borrowings under our revolving credit facility.

         The Junior Subordinated Debentures bear interest at the rate of 10.125% per year, payable quarterly in arrears, unless deferred, and mature on June 15, 2041. We have the right to redeem the Junior Subordinated Debentures before their maturity any time on or after June 15, 2006 in whole or in part, or in whole at any time within 180 days following the occurrence and during continuance of certain changes in tax or investment company laws and regulations. The redemption price in any such case is 100% of the principal amount of Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest.

         The Trust is required to redeem all of the outstanding Trust Preferred Securities when the Junior Subordinated Debentures are repaid at maturity. The Trust is also obligated to use the cash it receives from the redemption of the Debentures to redeem a proportionate amount of the Trust Preferred Securities and its common securities.

         We will guarantee (the "Guarantee") the payments of all amounts due on the Trust Preferred Securities to the extent the Trust has funds available for payment of those amounts. The Guarantee does not cover payments when the Trust does not have sufficient funds.

         We have the right on one or more occasions to defer the quarterly interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarterly periods, in any event not extending beyond the maturity date of the Junior Subordinated Debentures. We may also elect to shorten or lengthen any deferral period, but we may not begin a new deferral period until we have paid all accrued interest from the previous deferral period. If we defer interest payments on the Junior Subordinated Debentures, the Trust will also defer distribution on the Trust Preferred Securities. Any deferred interest on the Junior Subordinated Debentures will accrue additional interest an annual rate of 10.125%, compounded quarterly, to the extent permitted by law, and as a result, any deferred distributions on the Junior Subordinated Debentures will accumulate additional amounts at an annual rate of 10.125%, compounded quarterly, to the extent permitted by law.

         During any period during which we defer interest payments on Junior Subordinated Debentures, we are not permitted and our subsidiaries are not permitted to:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the our shares of beneficial interest;

         o make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any of our indebtedness that ranks on a parity with or junior to the Junior Subordinated Debentures in right of payment; or

         o make any guarantee payments with respect to any guarantee we have given of indebtedness of any subsidiary, if such guarantee ranks on parity with or junior to the Junior Subordinated Debentures in right of payment.

         The foregoing restrictions do not apply to any of the following:

         o dividends or distributions payable solely in our common shares or equivalent securities,

         o any reclassification of any class of our shares of beneficial interest,

         o any declaration of a dividend in connection with the implementation of certain shareholder rights protection and similar plans described in the supplemental indenture relating to the Junior Subordinated Debentures ("Rights Plans"),

         o the issuance of any of our shares of beneficial interest under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan,

         o        payments under the Guarantee, or

         o purchases of our common shares or equivalent securities related to common shares or equivalent securities or rights issued under any of our benefit plans for our trustees, officers, employees, consultants or advisors or the directors, officers, employees, consultants or advisors of our advisor.

         Our obligations under the Junior Subordinated Debentures and the Guarantee are unsecured obligations which are subordinate and junior in right of payment to our senior indebtedness. For that purpose, our senior indebtedness includes:

         o any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

         o our obligations for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for our account,

         o any of our indebtedness or other obligations with respect to commodity contracts (including but not limited to contracts in the spot, forward and markets, options, and contracts for differences), interest rate commodity and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and

         o any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case described above, whether now outstanding or hereafter incurred, and excluding (1) obligations ranking on a parity with the Junior Subordinated Debentures or ranking junior to the Junior Subordinated Debentures and (2) our obligations to trade creditors.

         The Trust Preferred Securities have been approved for listing on the New York Stock Exchange, and we expect that trading will commence within 30 days following the date on which they are first issued.

         THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995, INCLUDING THOSE RELATING TO THE SETTLEMENT AND LISTING AND TRADING OF THE TRUST PREFERRED SECURITIES. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE, EVEN IF LISTED, AN ACTIVE TRADING MARKET IN THE TRUST PREFERRED SECURITIES MAY NOT DEVELOP. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

         B. Additional Information Relating to Trustee. One of our trustees, Dr. Bruce M. Gans, has recently become Executive Vice President and Chief Medical Officer at Kessler Rehabilitation Corporation and no longer serves in his positions at North Shore Long Island Jewish Health System or Albert Einstein College of Medicine.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

1.6      Underwriting  Agreement,  dated as of June  18,  2001,  between  Senior
         Housing Properties Trust, certain of its subsidiaries and the underwriters named therein relating to the 10.125% Trust Preferred Securities.

4.3 Form of Junior Subordinated Indenture between Senior Housing Properties Trust and State Street Bank and Trust Company as trustee.

4.3(a) Form of Supplemental Indenture No. 1 to Indenture by and between Senior Housing Properties Trust and State Street Bank and Trust Company as of June 21, 2001 Supplemental to the Indenture dated as of June 21, 2001.

4.6 Form of 10.125% Junior Subordinated Debenture (Contained in Exhibit A of the Supplemental Indenture No. 1, a form of which is filed as
         Exhibit 4.3(a) hereto).

4.18 Form of Amended and Restated Trust Agreement among SNH Capital Trust Holdings as sponsor, State Street Bank and Trust Company as property trustee and the regular trustees named therein relating to SNH Capital Trust I.

4.18(a) Form of 10.125% Trust Preferred Securities (Contained in Exhibit C of the Amended and Restated Trust Agreement, a form of which is filed as
         Exhibit 4.18 hereto).

4.19     Form of Guarantee Agreement between Senior Housing Properties Trust and
         State  Street  Bank  and  Trust  Company   relating  to  the  Preferred
         Securities of SNH Capital Trust I.

4.20 Form of Agreement as to Expenses and Liabilities between Senior Housing Properties Trust and SNH Capital Trust I.

8.1      Opinion of Sullivan & Worcester LLP re: tax matters.

23.1     Consent of Sullivan & Worcester LLP (Contained in Exhibit 8.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SENIOR HOUSING PROPERTIES TRUST


                              By: /s/  David J. Hegarty
                                  Name:  David J. Hegarty
                                  Title: President, Chief Operating Officer
                                         and Chief Financial Officer



Date:  June 20, 2001